                                                                     Exhibit 3.2

                                    Delaware
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "U.S. CONSOLIDATED INDUSTRIES, INC.", A UTAH CORPORATION,

     WITH AND INTO "ALLTECH INTERNATIONAL HOLDINGS, INC." UNDER THE NAME OF "ALLTECH INTERNATIONAL HOLDINGS, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF JANUARY, A.D. 2003, AT 10:45 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                            [SEAL]    /s/ Harriet Smith Windsor
                           Delaware   ------------------------------------------
                                      Harriet Smith Windsor, Secretary of State

3586310 8100M                                           AUTHENTICATION: 2181543

030000804                                                         DATE: 01-02-03

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:45 AM 01/02/2003
                                                          030000804 - 3586310

                              CERTIFICATE OF MERGER
                                       OF
                       U.S. CONSOLIDATED INDUSTRIES, INC.
                                       AND
                      ALLTECH INTERNATIONAL HOLDINGS, INC.

   It is hereby certified that:

      1. The constituent business corporations participating in the merger herein certified are:

             (i) U.S. CONSOLIDATED INDUSTRIES, INC., which is incorporated under the laws of the State of Utah; and

             (ii) ALLTECH INTERNATIONAL HOLDINGS, INC., which is incorporated under the laws of the State of Delaware.

      2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledge by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by U.S. CONSOLIDATED INDUSTRIES, INC. in accordance with the laws of the State of Utah and by ALLTECH INTERNATIONAL holdings, INC. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation in the merger herein certified is ALLTECH INTERNATIONAL HOLDINGS, INC., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

      4. The Certificate of incorporation of ALLTECH INTERNATIONAL HOLDINGS, INC., as now in force and effect shall continue to be the Certificate of incorporation of said surviving corporation unit amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

      5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 2051 Waukegan Road, Deerfield, Illinois 80015.

      6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporation.

      7. The authorized capital stock of U.S. CONSOLIDATED INDUSTRIES, INC. consists of 50,000,000 shares with a par value of $0.001.

      8. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on January 1, 2003 for accounting purposes only insofar as the General Corporation Law of the State of Delaware shall govern said effective date.

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Dated: January 1, 2003

                                            U.S. CONSOLIDATED INDUSTRIES, INC.


                                      By:
                                            ------------------------------------
                                      Name:
                                            ------------------------------------
                                      Its:
                                            ------------------------------------


Dated: January 1, 2003

                                            ALLTECH INTERNATIONAL HOLDINGS, INC.


                                      By:   /s/ Richard Dolan
                                            ------------------------------------
                                      Name: Richard Dolan
                                      Its:  Chief Executive Officer

Dated: January 1, 2003

                                            U.S. CONSOLIDATED INDUSTRIES, INC.


                                      By:   /s/ Charles E. Campbell
                                            ------------------------------------
                                      Name: Charles E. Campbell
                                      Its:  President


Dated: January 1, 2003

                                            ALLTECH INTERNATIONAL HOLDINGS, INC.


                                      By:
                                            ------------------------------------
                                      Name: Richard Dolan
                                      Its:  Chief Executive Officer